Exhibit 99.2

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Operating Revenues:
Electric	$1,423	$1,428	$6,367	$6,283
Gas	485	384	1,472	1,279
Total operating revenues	1,908	1,812	7,839	7,562

Operating Expenses:
Fuel	372	303	1,275	1,167
Purchased power	246	281	1,210	1,387
Gas purchased for resale	360	278	1,057	900
Other operations and maintenance	497	439	1,857	1,687
Depreciation and amortization	171	167	685	681
Taxes other than income taxes	93	86	393	381
Total operating expenses	1,739	1,554	6,477	6,203
Operating Income	169	258	1,362	1,359

Other Income and Expenses:
Miscellaneous income	19	22	80	75
Miscellaneous expense	(8)	(4)	(31)	(25)
Total other income	11	18	49	50

Interest Charges	109	107	440	423

Income Before Income Taxes, Minority Interest, and Preferred
Dividends of Subsidiaries	71	169	971	986

Income Taxes	8	51	327	330

Income Before Minority Interest and Preferred Dividends of Subsidiaries	63	118	644	656

Minority Interest and Preferred Dividends of Subsidiaries	6	10	39	38

Net Income	$57	$108	$605	$618

Earnings per Common Share - Basic and Diluted	$0.27	$0.52	$2.88	$2.98

Average Common Shares Outstanding	211.5	208.1	210.1	207.4

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)
	Year Ended
	December 31,
	2008	2007
Cash Flows From Operating Activities:
Net income	$605	$618
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of emission allowances	(8)	(8)
Gain on sale of noncore properties	-	(3)
Loss on asset impairments	14	-
Net mark-to-market gain on derivatives	(3)	(3)
Depreciation and amortization	705	735
Amortization of nuclear fuel	37	37
Amortization of debt issuance costs and premium/discounts	20	19
Deferred income taxes and investment tax credits, net	167	(28)
Minority interest	29	27
Other	(9)	12
Changes in assets and liabilities:
Receivables	25	(194)
Materials and supplies	(100)	(88)
Accounts and wages payable	57	-
Taxes accrued, net	(30)	21
Assets, other	63	49
Liabilities, other	183	(36)
Pension and other postretirement benefit obligations	(4)	27
Counterparty collateral, net	(69)	(27)
Taum Sauk costs, net of insurance recoveries	(149)	(56)
Net cash provided by operating activities	1,533	1,102

Cash Flows From Investing Activities:
Capital expenditures	(1,896)	(1,381)
Proceeds from sales of noncore properties, net	-	13
Nuclear fuel expenditures	(173)	(68)
Purchases of securities - nuclear decommissioning trust fund	(520)	(142)
Sales of securities - nuclear decommissioning trust fund	497	128
Purchases of emission allowances	(12)	(24)
Sales of emission allowances	4	5
Other	3	1
Net cash used in investing activities	(2,097)	(1,468)

Cash Flows From Financing Activities:
Dividends on common stock	(534)	(527)
Capital issuance costs	(12)	(4)
Short-term debt, net	(298)	860
Dividends paid to minority interest holder	(30)	(21)
Redemptions, repurchases, and maturities:
Long-term debt	(842)	(488)
Preferred stock	(16)	(1)
Issuances:
Common stock	154	91
Long-term debt	1,879	674
Net cash provided by financing activities	301	584

Net change in cash and cash equivalents	(263)	218
Cash and cash equivalents at beginning of year	355	137

Cash and cash equivalents at end of year	$92	$355

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31,	December 31,
	2008	2007

ASSETS
Current Assets:
Cash and cash equivalents	$92	$355
Accounts receivable - trade, net	502	570
Unbilled revenue	427	359
Miscellaneous accounts and notes receivable	292	262
Materials and supplies	842	735
Mark-to-market derivative assets	207	35
Other current assets	153	146
Total current assets	2,515	2,462
Property and Plant, Net	16,567	15,069
Investments and Other Assets:
Nuclear decommissioning trust fund	239	307
Goodwill	831	831
Intangible assets	167	198
Regulatory assets	1,732	1,158
Other assets	606	703
Total investments and other assets	3,575	3,197

TOTAL ASSETS	$22,657	$20,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$380	$223
Short-term debt	1,174	1,472
Accounts and wages payable	813	687
Taxes accrued	54	84
Mark-to-market derivative liabilities	155	24
Other current liabilities	487	414
Total current liabilities	3,063	2,904
Long-term Debt, Net	6,554	5,689
Preferred Stock of Subsidiary Subject to Mandatory Redemption	-	16
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,131	2,046
Accumulated deferred investment tax credits	100	109
Regulatory liabilities	1,291	1,240
Asset retirement obligations	406	562
Accrued pension and other postretirement benefits	1,495	839
Other deferred credits and liabilities	438	354
Total deferred credits and other liabilities	5,861	5,150
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	21	22
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,780	4,604
Retained earnings	2,181	2,110
Accumulated other comprehensive income	-	36
Total stockholders' equity	6,963	6,752

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$22,657	$20,728